UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2006

METROLOGIC INSTRUMENTS, INC.

(Exact name of Registrant as specified in its charter)

New Jersey	0-24172	22-1866172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Coles Road, Blackwood, New Jersey	08012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 228-8100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The Registrant’s Quarterly Report on Form 10-Q, filed on November 8, 2006, indicated that the Registrant had received a letter from the Securities and Exchange Commission (the “SEC”) on October 6, 2006, notifying the Registrant of the commencement of an informal investigation to determine if violations of the Federal securities laws had occurred and requesting certain information related to trading in the Registrant’s securities shortly before announcement by the Registrant on September 12, 2006 of its pending merger with Meteor Holding Corporation and Meteor Merger Corporation. The Registrant has responded to all of the questions contained in the SEC’s information request and, based on the nature of the inquiry and questions contained in the SEC letter, believes the informal investigation relates to these trading activities and does not expect it to impact the timing of the closing of the merger.

Important Additional Information Regarding the Merger will be filed with the SEC

In connection with the proposed merger, Metrologic has filed a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Metrologic at the SEC website http://www.sec.gov. The proxy statement and other documents also may be obtained for free from Metrologic by directing such request to Metrologic, Investor Relations Department at Investor.Relations@metrologic.com.

Metrologic and certain executive officers and other members of its management may be deemed participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of Metrologic’s participants in the solicitation, which may be different than those of Metrologic shareholders generally, are set forth in the proxy statement relating to the merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Metrologic Instruments, Inc.
(Registrant)

November 15, 2006	By:	/s/ Michael Coluzzi
	Name:	Michael Coluzzi
	Title:	Chief Financial Officer

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